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                                                                  EXHIBIT (a)(3)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK

                                       OF

                           ARBOR HEALTH CARE COMPANY
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates") representing shares of Common Stock, par value $0.03 per share (the "Shares"), of Arbor Health Care Company, a Delaware corporation, are not immediately available, (ii) or time will not permit all required documents to reach IBJ Schroder Bank & Trust Company, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram or facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                       IBJ SCHRODER BANK & TRUST COMPANY

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                                                                         By Hand or
             By Mail:             By Facsimile Transmission:         Overnight Courier:
           P.O. Box 84                  (212) 858-2611                 1 State Street
      Bowling Green Station          Confirm by Telephone:        New York, New York 10004
  New York, New York 10274-0084         (212) 858-2103           Attn: Reorganization Dept.
    Attn: Reorganization Dept.                               Securities processing Window SC-1
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     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER
THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

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Ladies and Gentlemen:

     The undersigned hereby tenders to AHC Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Extendicare Inc., a Canadian corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated October 3, 1997 and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, ____________ Shares pursuant to the guaranteed delivery procedures set forth in
Section 3 of the Offer to Purchase.

 Certificate No(s). (if available):

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 Check ONE box if shares will be tendered by book-entry transfer:

 [ ] The Depository Trust Company

 [ ] Philadelphia Depository Trust Company

 Account Number:
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 Dated:                                                      , 1997
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Name(s) of Record Holder(s):

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                   (Please Type or Print)

Address(es):
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                                                       (Zip Code)
Area Code and Telephone No(s):

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Signature(s):
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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, hereby (a) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (b) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's accounts at The Depository Trust Company or the Philadelphia Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), and any other required documents, within three New York Stock Exchange, Inc. trading days after the date hereof.

      The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

 Name of Firm:
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                        (Authorized Signature)

 Address:
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                                                       (Zip Code)
Title:
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Name:
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                           (Please Print or Type)

Area Code and Telephone No.:
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Dated:                                                       , 1997
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NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES SHOULD
BE SENT WITH LETTER OF TRANSMITTAL

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